EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of International DisplayWorks, Inc. (the "Company") on Form 10-Q for the period ending January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). We, Thomas A. Lacey, Chief Executive Officer and Jeffrey G. Winzeler, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: February 23, 2005            /s/ Thomas A. Lacey
       -----------------            --------------------------------------------
                                    Thomas A. Lacey,
                                    Chief Executive Officer
                                    (Principal Executive Officer)


                                    /s/ Jeffrey G. Winzeler
                                    --------------------------------------------
                                    Jeffrey G. Winzeler,
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)